Exhibit 10.9

STOCK OPTION AGREEMENT
FOR THE GRANT OF
NON-QUALIFIED STOCK OPTIONS UNDER THE
POOL CORPORATION
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN
(For Participants Outside the United States)
THIS AGREEMENT, including Appendix A, as described more fully in Section XV below (collectively, this “Agreement”) is entered into and effective as of ________________________ by and between Pool Corporation, a Delaware corporation (the “Company”), and _________________________(the “Optionee”).
WHEREAS the Optionee is a key employee of the Company or a Subsidiary (as defined below) and the Company considers it desirable and in its best interest that the Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $.001 par value per share (the “Common Stock”) in accordance with the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”).
NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:
I
Grant of Option
The Company hereby grants to the Optionee effective as of the date hereof (the “Date of Grant”) the right, privilege and option to purchase ____________ shares of Common Stock (the “Option”) at an exercise price of $_____ (US$) per share (the “Exercise Price”). The Option shall be exercisable at the time specified in Section II below. For U.S. tax purposes, the Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the U.S. Internal Revenue Code. Any capitalized term used herein, but not defined herein, shall have the meaning provided in the Plan.
II
Time of Exercise
2.1    Subject to the provisions of the Plan and the other provisions of this Section II, the Option shall become vested and exercisable beginning on the dates set forth below, provided the Optionee continues to be an employee or to perform services for the Company on such dates:

50% of the Option will vest on _____________________ and the other 50% of the Option will vest on _______________.

2.2    During the Optionee's lifetime, the Option may be exercised only by the Optionee, his or her guardian if the Optionee has been declared incompetent or by a permitted transferee under Article VI hereof. In the event of death, the Option may be exercised as provided herein by the Optionee’s estate or by the person to whom such right devolves as a result of the Optionee’s death.

2.3    If the Optionee ceases to be an employee of, or to perform other services for, the Company or a Subsidiary of the Company:
(a)due to death or Disability, the Option shall become fully vested and exercisable and shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option;
(b)as a result of termination by the Company or a Subsidiary for Cause, the Option shall be forfeited immediately upon such cessation, whether or not then exercisable;
(c)unless Section 2.3(e) applies, due to Retirement, provided that the Optionee does not engage in Competition directly or indirectly against the Company, as determined by the Committee or the President of the Company (i) the Option, to the extent vested and exercisable on the date of Retirement, shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option; and (ii) the portion of the Option that was not vested and exercisable on the date of Retirement shall continue to vest in accordance with the original vesting schedule and shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option;
(d)unless Section 2.3(e) applies, for any reason other than death, Disability, Retirement or Cause, provided that the Optionee does not engage in Competition directly or indirectly against the Company, as determined by the Committee or the President of the Company (i) the portion of the Option that was vested and exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate (x) 90 days from the date of such cessation of employment or if earlier, the original expiration date of such Option or (y) if so determined by the Committee upon the recommendation of the President of the Company, for a period not to exceed the original expiration date of such Option and (ii) the portion of the Option that was not vested and exercisable on the date of such cessation shall immediately terminate, except that such unvested portion of the Option may continue to vest in accordance with the original vesting schedule and remain exercisable for, and otherwise terminate on the original expiration date of such Option, if so determined by the Committee upon the recommendation of the President of the Company; and
(e)as a result of the Optionee’s termination by the Company or a Subsidiary without Cause or by the Optionee for Good Reason, in either case within two years following a Change of Control, the Option shall become fully vested and exercisable and shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option.
provided, however, that under no circumstances may the Option be exercised later than ten years after the Date of Grant.
2.4    For purposes of this Agreement:
(a)“Cause” shall mean (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; (ii) conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Board; or (iv) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary. The determination as to whether the Optionee was terminated for Cause shall be made by the President and/or the Board in its sole discretion.

(b)“Competition” is deemed to occur if an Optionee, who ceases to be employed by the Company or its Subsidiaries or who ceases to provide services to the Company or its Subsidiaries, obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary.
(c)“Disability” shall mean a disability that would entitle the Optionee to payment of disability payments under the Company’s or a Subsidiary’s long-term disability plan or as otherwise determined by the Committee.
(d)“Good Reason” shall mean either of the following (without Optionee’s express written consent): (i) a diminution in Optionee’s base salary as of the day immediately preceding the Change of Control, (ii) a diminution in the Optionee’s authority, duty or responsibilities as they existed immediately preceding the Change of Control, or (iii) the Company’s requiring Optionee to be based at any office or location more than 50 miles from Optionee’s principal office or location as of the day immediately preceding the Change of Control. Notwithstanding the foregoing, Optionee shall not have the right to terminate Optionee’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Optionee provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Optionee must terminate Optionee’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.
(e)“Retirement” shall mean termination of the Optionee’s employment if the Optionee has been employed by the Company or a Subsidiary on a continuous basis for a period of at least ten years, the Optionee has attained the age of 55 years and if Retirement shall occur within one year of the date of this grant, the Optionee has provided the Company with a minimum of one year advance written notice of Optionee’s intention to retire.
(f) “Subsidiary” shall mean any corporation, limited liability company or other entity of which the Company owns (directly or indirectly) within the meaning of Section 424(f) of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as now in force or as hereafter amended (the “Code”) 50% or more of the combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.5    The Option shall expire and may not be exercised later than ten years following the Date of Grant.
III
Method of Exercise of Option
3.1    (a)    The Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his or her intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price, the appropriate officer of the Company shall cause the transfer of title of the shares of Common Stock purchased to the Optionee on the Company's stock records and cause to be issued to the Optionee a stock certificate for the number of shares being acquired. The Optionee shall not have any rights as a shareholder until the stock certificate is issued to him or her.
(b)    The Optionee acknowledges and understands that the Company prohibits the exercise of any options on or within five (5) business days of any record date set by the Company and the Optionee agrees that it will not exercise all or a portion of the Option on or within five (5) business days of any record date set by the Company. If the Option shall expire within such period, the Optionee further understands and agrees that the Option must be exercised prior to such period.
3.2    The Option may be exercised, as provided in the Plan, by the payment of the Exercise Price in cash. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price or by any other method authorized by the Committee.
IV
No Contract of Employment Intended
Nothing in this Agreement shall confer upon the Optionee any right to continue in the employment of the Company or a Subsidiary, or to interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee's employment relationship with the Company or a Subsidiary at any time.
V
Binding Effect
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.
VI
Non-Transferability
The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the U.S. Internal Revenue Code, if permissible under local law, or (i) to Family Members, (ii) to a partnership in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Family Members or (v) to a charitable organization. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives (as defined in the Plan), or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.
VII
Electronic Delivery and Signatures
Optionee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signatures system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the plan), Optionee hereby consents to such procedures and agrees that his or her electronic signatures is the same as, and shall have the same force and effect as, his or her manual signature. Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
VIII
Inconsistent Provisions
The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.
IX
Responsibility for Taxes
9.1    Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items relating to the Optionee’s participation in the Plan and legally applicable to the Options (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

9.2    Prior to any relevant taxable or tax withholding event, as applicable, the Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer, or their respective agents. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all applicable Tax-Related Items by one or a combination of the following:
(a)withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or
(b)withholding from the proceeds of the sale of shares of Common Stock acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or
(c)withholding in shares of Common Stock to be acquired upon exercise of the Option.
9.3    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Common Stock acquired upon exercise of the Option, notwithstanding that a number of shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.
9.4    The Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
X
Nature of Grant
10.1    In accepting the grant, the Optionee acknowledges that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)all decisions with respect to future option grants, if any, will be at the sold discretion of the Company;
(d)the Optionee is voluntarily participating in the Plan;
(e)the Option and the shares of Common Stock subject to the Option are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;
(f)the Option and the shares of Common Stock subject to the Option are not intended to replace any pension rights or compensation;
(g)the Option and the shares of Common Stock subject to the Option are not part of normal or expected compensation or salary for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards pension or retirement benefits or similar payments;
(h)in the event that the Optionee is not an employee of the Company the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary.
(i)the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;
(j)if the underlying shares of Common Stock do not increase in value, the Option will have no value;
(k)if the Optionee exercises his or her Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
(l)in consideration of the Option grant, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Optionee’s employment by the Company or the Employer (for any reason whatsoever and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.;
(m)in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive options and vest in options under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed (except as provided in Section 2.3(d) and will not be extended by any notice period mandated under local law (e.g., active employment shall not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, the Optionee’s right to exercise the options after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment; the Company shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Optionee’s Option grant; and

(n)the Option and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
10.2    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock. The Optionee is hereby advised to consult his or her own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
XI
Data Privacy
11.1    The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
11.2    The Optionee understands that the Company and the employer hold certain personal information about him or her, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Optionee understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any shares of Common Stock acquired upon exercise of the Option. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

XII
Governing Law
This option grant is governed by, and subject to, the laws of the United States and the State of Delaware. For purposes of litigating any dispute that arises under the Option grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Louisiana, agree that such litigation shall be conducted in accordance with the court of St. Tammany Parish, Louisiana or the federal courts for the Eastern District of Louisiana, United States, where this grant is made and/or to be performed.
XIII
Language
If the Optionee has received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version will control.

XIV
Severability
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
XV
Appendix
Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for the Optionee’s country. Moreover, if the Optionee relocates to one of countries included in Appendix A, the special terms and conditions for such country shall apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local federal law or facilitate the administration of the Plan. Appendix A constitutes a part of this Agreement.
XVI
Imposition of Other Requirements
The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with law, does not supersede and preempt Delaware law or facilitate the administration of the Plan, and to require Optionee to sign any additional agreement to undertakings that may be necessary to accomplish the foregoing.

Optionee acknowledges and agrees that by clicking the "ACCEPT" button on the E*TRADE on-line Grant Acceptance page, it will act as Optionee's electronic signature to this Agreement and will constitute Optionee's acknowledgement and agreement that the Optionee has read the Stock Option Agreement and the Plan Documents and agrees to their terms and conditions.

POOL CORPORATION

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE
STOCK OPTION AGREEMENT
FOR THE GRANT OF
NON-QUALIFIED STOCK OPTIONS UNDER THE
POOL CORPORATION
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN
(For Participants Outside the United States)

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Option if the Optionee is working in or transfers into one of the countries identified below. Any capitalized term used herein, but not defined herein, shall have the meaning provided in the Plan and/or the Agreement to which this Appendix A is attached.

NOTIFICATIONS

This Appendix A also includes notifications relating to exchange control and other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix A refers as of September 2008. Such laws are often complex and change frequently. The Company strongly recommends that the Optionee not rely on the notifications herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be outdated when the Optionee acquires shares of Common Stock under the Plan, or when he or she subsequently sells the shares.

In addition, the notifications herein are general in nature and may not apply to the Optionee’s particular situation. Furthermore, the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s situation. Finally, if the Optionee is a citizen or resident of a country other than the one in which he or she is currently, the information contained herein may not be applicable.

CANADA

TERMS AND CONDITIONS

Method of Exercise of the Option. The following provision supplements Section III of the Agreement:

Due to legal restrictions in Canada, the Optionee is prohibited from surrendering shares of Common Stock that the Optionee already owns or attesting to the ownership of shares of Common Stock to pay the Exercise Price or satisfy any obligations relating to Tax-Related Items.

Nature of Grant. The following provision replaces paragraph 10.1(m) of the Agreement:

In the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive options and vest in Options under the Plan, if any, will terminate effective as of the date that is earlier of (1) the date the Optionee receives notice of termination of employment from the Company or the employer, or (2) the date the Optionee is no longer actively employed by the Company or the employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, without limitation, statutory law, regulatory law and/or common law). The Optionee’s right, if any, to acquire shares of Common Stock pursuant to an option after termination of employment will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Optionee is no longer employed for purposes of any option grants.

The following provisions will apply if the Optionee resides in Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent. The following provision supplements Section XI of the Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. The Optionee further authorizes the Company and the employer to disclose and discuss the Optionee’s participation in the Plan with their advisors. The Optionee also authorizes the Company and the employer to record such information and keep it in the Optionee’s employee file.

ITALY

TERMS AND CONDITIONS

Cashless Exercise Restriction. Due to legal restrictions in Italy, the Optionee will be required to exercise the Option by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to sell all shares exercised under the Option and promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price and any income tax and social insurance contributions required to be withheld. The net proceeds from exercise will promptly be paid to the Optionee.

Data Privacy Consent. The following provision replaces Section XI of the Agreement:

The Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Optionee’s personal data as described herein by and among, as applicable, the employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering, and managing the Optionee’s participation in the Plan.

The Optionee understands that the Optionee’s employer, the Company and any Subsidiary may hold certain personal information about the Optionee, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares or directorships held in the Company or a Subsidiary, details of all options granted, or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Optionee also understands that providing the Company with Data is necessary for the performance of the Plan and that the Optionee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. The Controller of personal data processing is Pool Corporation, with registered offices at 109 Northpark Boulevard, Covington, LA 70433-5521, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is SCP Italy, S.r.l.

The Optionee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Optionee understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. The Optionee further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Optionee’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Optionee may elect to deposit any shares of Common Stock acquired at vesting of the Option. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan. The Optionee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Optionee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Optionee’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. The Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Optionee has the right, without limitation, to access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, the Optionee is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Optionee’s local human resources representative.

Acknowledgment of Nature of Grant. By accepting the Option, the Optionee acknowledges that (1) he or she has received a copy of the Plan, the Agreement and this Appendix A; (2) he or she has reviewed the applicable documents in their entirety and fully understands the contents thereof; and (3) he or she accepts all provisions of the Plan, the Agreement and this Appendix.

The Optionee further acknowledges that he or she has read and specifically and explicitly approves, without limitation, the following provisions of the Agreement: paragraph 2.3, Section IX, Section X, Section XI (as replaced by the above consent), Section XII, and Section XIV.

PORTUGAL

NOTIFICATIONS

Exchange Control Notification. If the Optionee does not hold the shares of Common Stock acquired under the Plan with a Portuguese financial intermediary, the Optionee may need to file a report with the Portuguese Central Bank. If the shares are held by a Portuguese financial intermediary, it will file the report for the Optionee.

SPAIN

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section X of the Agreement:

By accepting the Option, the Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Options to individuals who may be employees of the Company or its Subsidiaries. The decision is a limited decision that is entered into upon the express assumption and condition that any options granted will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis other than as expressly set forth in the applicable Agreement, including any appendix thereto. Consequently, the Optionee understands that the Option is granted on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the gratuitous and discretionary grant of the Option since the future value of the Option and the underlying shares of Common Stock is unknown and unpredictable. In addition, the Optionee understands that the Option would not be granted but for the assumptions and conditions referred to above; thus, the Optionee understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Option or right to an Option shall be null and void.

NOTIFICATIONS

Exchange Control Notification. When receiving foreign currency payments derived from the ownership of shares (i.e., dividends or sale proceeds), the Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Optionee will need to provide the institution with the following information: (i) the Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

If the Optionee acquires shares of Common Stock under the Plan and wishes to import the ownership title of such shares (i.e., share certificates) into Spain, the Optionee must declare the importation of such securities to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”).

UNITED KINGDOM

Responsibility for Taxes. The following provisions supplement Section IX of the Agreement:

The Optionee agrees that, if the Optionee does not pay or the employer or the Company does not withhold from the Optionee the full amount of Tax-Related Items that the Optionee owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Optionee to the employer, effective 90 day after the Taxable Event. Optionee agrees that the loan will bear interest at Her Majesty’s Revenue and Customs’ official rate and will be immediately due and repayable by the Optionee, and the Company and/or the employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Optionee by the employer, by withholding in shares of Common Stock issued upon exercise of the Option or from the cash proceeds from the sale of shares of Common Stock or by demanding cash or a check from the Optionee.

Notwithstanding the foregoing, if the Optionee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision shall not apply. In the event that the Optionee is an officer or executive director and Tax-Related Items are not collected from or paid by Optionee within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to the Optionee on which additional income tax and national insurance contributions may be payable. The Optionee acknowledges that the Company or the employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section IX of the Agreement. The Optionee also authorizes the Company to withhold the transfer of any shares of Common Stock unless and until the loan is repaid in full.